                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Micro Magic 1995 Stock Option Plan and the Micro Magic 2000 Stock Option Plan of our report dated January 17, 2000, except for
Note 9 as to which the date is March 14, 2000, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Palo Alto, California
December 20, 2000